UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 20, 2019

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO			84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
	Denver	Colorado	80202
	(303)	571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On May 20, 2019, Public Service Company of Colorado (PSCo), a wholly owned subsidiary of Xcel Energy Inc. (Xcel Energy), filed a request with the Colorado Public Utilities Commission (CPUC) seeking a net increase to retail electric base rate revenue of $158.3 million, reflecting a $407.7 million increase offset by $249.4 million of previously authorized costs (currently recovered through various rider mechanisms). The request, which represents a 5.7% increase in total retail electric revenue, is based on a historic test year ended Dec. 31, 2018 (adjusted for certain forecasted plant additions and expenses through year-end 2019), a 10.35% return on equity (ROE) and an equity ratio of 56.46% (based on actual equity as of March 31, 2019) and incorporates the full impact of tax reform.

The request reflects continued investments, including amounts for: (1) distribution infrastructure necessary to meet growing customer energy needs, (2) wildfire mitigation improvements and (3) replacing and updating outdated software enabling improvement in effectiveness and customer satisfaction. In addition, this rate request reflects an already approved investment in an Advanced Grid Intelligence and Security (AGIS) initiative, which will provide deeper visibility and control of the distribution system, increase reliability and improve customer products and services. Finally, this rate request implements depreciation expense changes based on a depreciation study approved by the CPUC in January 2017 and includes recovery of environmental investments and early coal plant retirements primarily associated with the Clean Air Clean Jobs Act.

On Sept. 20, 2019, the CPUC Staff (Staff), Federal Executive Agencies (FEA), Office of Consumer Counsel (OCC) and Colorado Energy Consumers (CEC) filed comprehensive answer testimony. Several other parties filed additional testimony.

Recommendations and the estimated impact on PSCo’s filed electric rate request as calculated by the filing parties, but with our estimate of the impact of their recommendations on riders are as follows:

2020 Rate Request (Millions of Dollars)	Staff (a)	FEA	OCC (a)		CEC (a)
Filed base revenue request	$407.7	$407.7	$407.7		$407.7
Less: previously authorized costs (existing riders)	249.4	249.4	249.4		249.4
Filed net increase to revenue	158.3	158.3	158.3		158.3

Recommended base rate adjustments:
Impact of change in test year	(41.1)	(83.9)	(68.2)	(b)	(69.9)
ROE	(81.8)	(70.9)	(81.8)	(c)	(87.0)
Capital structure and cost of debt	(16.4)	1.4	—		(29.0)
O&M adjustments	4.5	—	(4.4)		(2.6)
Pension and benefits	(10.0)	—	(6.0)		(8.3)
Adjustments to rate base items	4.7	—	(7.4)		(5.0)
Weather normalization methodology	(11.2)	—	(10.3)		—
Wildfire mitigation	(12.5)	(2.6)	(13.9)		(8.8)
Other	(9.4)	(5.9)	(8.3)		(10.2)
Total recommended base rate adjustments	(173.2)	(161.9)	(200.3)		(220.8)

Total proposed revenue change	(14.9)	(3.6)	(42.0)		(62.5)
Estimated impact of previously authorized costs (existing riders) (d)	22.6	10.5	33.1		36.4
Net change to revenue (as adjusted)	$7.7	$6.9	$(8.9)		$(26.1)

Reconciliation:
Total recommended base rate increase	234.5	245.8	207.4		186.9
Less: estimated impact of previously authorized costs (existing riders) (d)	226.8	238.9	216.3		213.0
Net change to revenue (as adjusted)	$7.7	$6.9	$(8.9)		$(26.1)

(a)	Staff, OCC and CEC have incorporated corrections to the filed case of ($4.3) million identified by PSCo.

(b)	OCC proposed moving the test year to a 13-month average rate base but did not quantify the impact.

(c)	OCC calculated changes in ROE, capital structure and cost of debt in one adjustment.

(d)	Amounts derived from intervenor’s positions attributable to previously authorized costs (existing riders), impacted by proposed differences in weighted average cost of capital.

Positions on PSCo’s filed electric rate request are as follows:

Recommended Position	Staff		FEA		OCC		CEC
ROE	9.00%		9.20%		8.80%		8.90%
Equity	55.57%		56.11%		54.60%		54.27%
Test Year	2019 Current	(a)	2018 Historic	(b)	2018 Historic	(c)	2018 Historic	(d)

(a)	Incorporated 13-month average of proposed forecasted plant additions and rejected adjustments for wildfire mitigation improvements.

(b)
Incorporated year-end rate base and rejected proposed forecasted plant additions. Except for the transmission portion, the FEA supported portions of wildfire mitigation improvements and included 2019 distribution capital and O&M in its cost of service amount.

(c)	Incorporated proposed 13-month average rate base while rejecting the proposed forecasted plant additions including amounts requested for AGIS and wildfire mitigation improvements.

(d)	Rejected proposed forecasted plant additions and the majority of the adjustment for wildfire mitigation improvements.

The next steps in the procedural schedule are expected to be as follows:

•	Rebuttal Testimony — Oct. 11, 2019;

•	Settlement Deadline — Oct. 30, 2019;

•	Evidentiary Hearing — Nov. 4, 2019 - Nov. 13, 2019;

A CPUC decision is anticipated in December 2019 with implementation of final rates on Jan. 1, 2020.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, as well as assumptions and other statements are intended to be identified in this document by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” “would” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. Factors, in addition to those discussed in Xcel Energy’s and PSCo’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, and subsequent securities filings, that could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in environmental laws and regulations; climate change and other weather, natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; ability of subsidiaries to recover costs from customers; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; our subsidiaries’ ability to make dividend payments; tax laws; operational safety, including our nuclear generation facilities; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices; costs of potential regulatory penalties; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; fuel costs; and employee work force and third party contractor factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sept. 25, 2019	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer